Preliminary Proxy Statement Dated August   , 1998



                         HARVEST RESTAURANT GROUP, INC.
                          1250 N.E. Loop 410, Suite 335
                            San Antonio, Texas 78209


                               PROXY STATEMENT AND
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 18, 1998


     To the shareholders of Harvest Restaurant Group, Inc.:

     The Special Meeting of the shareholders of Harvest Restaurant Group, Inc. (the "Company") will be held at the Company's executive offices, 1250 N.E. Loop 410, Suite 335, San Antonio, Texas 78209, at 10:00 A.M. on September 18, 1998, 1998, or at any adjournment or postponement thereof, for the following purpose:

     To authorize the Board of Directors, in its discretion, to implement one of several alternative reverse splits of the Company's Common Stock ranging from one share for two shares of Common Stock up to a maximum of one share for six shares of Common Stock.

     Details relating to the above matter is set forth in the attached Proxy Statement. All shareholders of record of the Company as of the close of business on August 12, 1998 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A REPLY CARD IS ENCLOSED FOR YOUR CONVENIENCE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        William J. Gallagher
                                        Chief Executive Officer
August 19, 1998

                                 PROXY STATEMENT

                         HARVEST RESTAURANT GROUP, INC.
                          1250 N.E. Loop 410, Suite 335
                            San Antonio, Texas 78209
                            Telephone: (210) 824-2496

                         SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 18, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Harvest Restaurant Group, Inc. (the "Company"), a Texas corporation, of $.0l par value Common Stock ("Common Stock") to be voted at the Special Meeting of Shareholders of the Company ("Special Meeting") to be held at 10:00 A.M. on September 18, 1998, or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to all shareholders of the Company on or about August 19, 1998. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed to authorize the Board of Directors, in its discretion, to implement one of several alternative reverse splits of the Company's Common Stock ranging from one share of Common Stock for two shares of Common Stock to a maximum of one share of Common Stock for six shares of Common Stock. The holders of a majority of the shares represented at the Special Meeting in person or by proxy will be required to approve the proposed matter.

     Any shareholders giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Special Meeting, that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

                    VOTING SHARES AND PRINCIPAL SHAREHOLDERS

     The close of business on August 12, 1998 has been fixed by the Board of Directors of the Company as the record date (the "record date") for the determination of shareholders entitled to notice of and to vote at the Special Meeting. On the record date, there were outstanding 3,463,009 shares of Common Stock, each share of which entitles the holder thereof to one vote on each matter which may come before the Special Meeting.

     A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum at any shareholders' meeting.


Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information as of August 12, 1998 concerning stock ownership of the Company's Common Stock by all persons known to the Company to own beneficially 5% or more of the outstanding shares of Common Stock, by each director and by all directors and officers as a group.

     Except as otherwise noted, the persons named in the table own the shares beneficially and of record and have sole voting and investment power with respect to all shares of Common Stock shown as owned by them, subject to community property laws, where applicable. Each shareholder's address is in care of the Company at 1250 N.E. Loop 410, Suite 335, San Antonio, Texas 78209. The table also reflects all shares of Common Stock, which each individual has the right to acquire within 60 days from the date hereof upon exercise of stock options or common stock purchase warrants.

                                              Number of
                                              Shares of
                                               Common
                                             Stock Owned             Percent of
                                              of Record             Common Stock
     Name                                  and Beneficially             Owned
     ----                                  ----------------             -----

     William J. Gallagher (l) (2)               186,667                  5.2%
     Joseph Fazzone (3)                          80,000                  2.3%
     Michael M. Hogan (4)                        30,000                   .9%
     Theodore M. Heesch (4)                      30,000                   .9%

     All officers and directors
     as a group (4 persons) (2)(3)(4)           326,667                  8.7%

(1) Mr. Gallagher may be deemed to be a "promoter" and "founder" of the Company as those terms are defined under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(2) Includes 140,000 shares that Mr. Gallagher may purchase pursuant to options.
(3)  Includes 80,000 shares that Mr. Fazzone may purchase pursuant to options.
(4) Includes 30,000 shares that Mr. Hogan, and Mr. Heesch may purchase pursuant to options.

AUTHORIZATION FOR THE BOARD OF DIRECTORS TO IMPLEMENT A REVERSE SPLIT OF THE COMPANY'S COMMON STOCK

General

     The Company's Board of Directors recommends that the shareholders of the Company authorize the Board of Directors, at its discretion, to effect one of several alternative reverse splits of Common Stock ranging from one share of Common Stock for two shares of outstanding Common Stock to a maximum of one share of Common Stock for six shares of outstanding Common Stock (the "Reverse Split"). The Company's number of authorized shares of the Company's issued Common Stock shall not be reduced. The effect of a Reverse Split upon holders of Common Stock would be that the total number of shares of the Company's Common Stock held by each shareholder (each, an "Old Share") would be automatically converted into the number of new whole shares of Common Stock equal to the number of shares of Common Stock owned immediately prior to the Reverse Split, divided the number of shares involved in the reverse spilt ranging from two to six shares (each, a "New Share").

     Should a Reverse Split be effected, each shareholder's percentage ownership interest in the Company and proportional voting power will remain unchanged, except for minor differences resulting from rounding up for fractional shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by a Reverse Split.

     Should a Reverse Split be effected, no certificates or scrip representing fractional shares of the Company's Common Stock will be issued to shareholders as a result of a Reverse Split. All fractional shares will be increased to the next higher whole number of shares.

     Should a Reverse Split be effected, the conversion ratio for the Company's outstanding Preferred Stock will be adjusted in accordance with the Reverse Split. Similarly, the exercise price and number of shares of each outstanding warrant and option to purchase shares of the Company's Common Stock will be adjusted in accordance with the Reverse Split. Additionally, the exercise price of and number of shares available for future issuance under the Company's 1994 Stock Option Plan will be adjusted in accordance with the Reverse Split.

     In June 1998, NASDAQ notified the Company that the Company's Common Stock was subject to delisting on the NASDAQ SmallCap Market, after ninety days, for failing to maintain a minimum bid price of $1.00 per share. Listing may be maintained if during the ninety days following receipt of the June 1998 notice the shares of Common Stock report a closing bid price of $1.00 or greater for ten consecutive trading days.

     The Board of Directors believes that maintenance of the NASDAQ SmallCap listing is in the best interest of the shareholders and the Company, as the NASDAQ SmallCap listing provides a convenient market for trading of the Common Stock of the Company, creates greater liquidity for shareholders, and makes the Common Stock of the Company more attractive to investors. Thus, the Board of Directors recommends shareholder approval of a proposal to authorize the Board of Directors, in its discretion, to implement one of several alternative reverse splits of the Company's Common Stock ranging from one share of Common Stock for two shares of outstanding Common Stock to a maximum of one share of Common Stock for six shares of outstanding Common Stock If this proposal is approved by shareholders, the Board of Directors may select one of the authorized ratios within this range for the Reverse Split, based on its determination of which may provide superior marketability and liquidity of the Common Stock and other relevant factors.

     The Board of Directors believes that a decrease in the number of shares of Common Stock outstanding without any material alteration of the proportionate economic interest in the Company represented by individual shareholding may increase the trading price of such shares to meet NASDAQ's minimum bid price requirements. However there can be no assurance that the market price per New Share of Common Stock after a Reverse Split will equal the ratio of the Reverse Split times the market price per Old Share of Common Stock before the Reverse Split, or that such price will exceed the current market price. Because no change will be made to the authorized shares, the Reverse Split will increase the number of authorized, but unissued shares of the Company. This result could be construed as having an anti-takeover effect, although neither the Board of Directors nor the management of the Company views this proposal in that perspective.

Principal Effects of a Reverse Spilt

     The Certificate of Incorporation of the Company currently authorizes the Company to issue 5,000,000 shares of its Preferred Stock and 20,000,000 shares of its Common Stock. As of August 12, 1998, there were (1) 3,463,009 shares of Common Stock outstanding, (2) 653,892 shares of Series A Preferred Stock, par value $1.00 per share outstanding, (3) 333 shares of Series B Preferred Stock, par value $1.00 per share outstanding, (4) 2,600,000 common stock purchase warrants outstanding, (5) options to purchase 483,000 shares of Common Stock, and (6) 1,923,400 Series A Preferred Stock Purchase Warrants. If any Reverse Split is effected, no change in authorized shares shall result; however, if a Reverse Split should be effected, (for example, at the maximum rate proposed of one share for six shares), the principal effect would be to decrease the number of shares of Common Stock issued and outstanding from 3,463,009 shares to approximately 577,168, based upon the number of shares outstanding on August 12, 1998. Similarly, each share of Preferred Stock, which is currently convertible into 2.7 shares of Common Stock, would be convertible into .45 shares of Common Stock.

     A Reverse Split may result in some shareholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

     Pursuant to Texas law, the Company's shareholders are not entitled to dissenters' rights of appraisal with respect to the Reverse Split.

Exchange of Stock Certificates

     Should a Reverse Split be effected, shareholders will be required to exchange their stock certificates for new certificates representing the shares of new Common Stock. Shareholders will be furnished with the necessary materials and instructions for the surrender and exchange of stock certificates at the appropriate time by the Company's transfer agent. Shareholders will not be required to pay a transfer or other fee in connection with the exchange of certificates. Shareholders should not submit any certificates until requested to do so.

Federal Income Tax Consequences

     The following description of federal income tax consequences is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement.

     The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. The Company, however, believes that because the Reverse Split is not part of a plan to periodically increase shareholders' proportionate interest in the assets or earnings and profits of the Company, the Reverse Split will have the following federal income tax effects.

     1. The Reverse Split will constitute a reorganization within the meaning of Section 368 (a) (1) (E) of the Code.
     2. A shareholder will not recognize gain or loss on the exchange. In the aggregate, the shareholder's basis in the New Shares will equal such shareholder's basis in the Old Shares.
     3. A shareholder's holding period for the New Shares will be the same as the holding period of the Old Shares exchanged therefor.
     4. The Company will not recognize any gain or loss on the exchange by reason of Section 1032 of the Code.

THE FEDERAL INCOME TAX DISCUSSION WITH RESPECT TO A REVERSE SPLIT AS SET FORTH ABOVE IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. ALL SHAREHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY FEDERAL STATE, LOCAL, OR FOREIGN TAX CONSEQUENCES APPLICABLE TO THEM WHICH COULD RESULT FROM A REVERSE SPLIT.

Recommendation of the Board of Directors

     The Board of Directors recommends a vote FOR the proposed resolution authorizing the Board of Directors, in its discretion, to implement one of several alternative reverse splits of the Company's Common Stock ranging from one share of Common Stock for two shares of Common Stock to a maximum of one share of Common Stock for six shares of Common Stock.


     The above notice and Proxy Statement are sent by order of the Board of Directors.


                                             William J. Gallagher
                                             Chief Executive Officer
August 19, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                      PROXY
                   FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
                         HARVEST RESTAURANT GROUP, INC.
                          TO BE HELD SEPTEMBER 18, 1998


     The undersigned hereby appoints William J. Gallagher as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Harvest Restaurant Group, Inc. held of record by the undersigned on August 12, 1998, at the Special Meeting of Shareholders to be held September 18, 1998, or any adjournment or postponement thereof.

     To authorize the Board of Directors, in its discretion, to implement one of several alternative reverse splits of the Company's Common Stock ranging from one share for two shares of Common Stock to a maximum of one share for six shares of Common Stock.

     FOR _____                  AGAINST _____                WITHHOLD VOTE _____


     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER THE PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH ABOVE.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:

                                            ------------------------------------
                                            Signature


PLEASE MARK, SIGN, DATE
AND RETURN THE PROXY
CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.                          ------------------------------------
                                            Signature, if held jointly


     PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING OF SHAREHOLDERS. [ ]